Exhibit 99.2

                                                   FOR IMMEDIATE RELEASE
                                                   Contact: Fell Herdeg
                                                   Telephone: 203-846-2274 x 119
                                                   Facsimile: 203-846-1776
                                                   Fell.Herdeg@soundprints.com

       TRUDY ANNOUNCES RELISTING OF ITS COMMON STOCK ON OTC BULLETIN BOARD

         Norwalk, Connecticut, May 16, 2005 - Trudy Corporation (OTCBB:TRDY) announced today that on May 12, 2005, the Company's common stock was re-listed on the OTC Bulletin Board. Pursuant to Rule 15c2-11 of the Securities and Exchange Commission, Spencer Edwards, Inc. Investments of Englewood, Colorado completed and submitted a Form 211 to the NASD Regulation, Inc.'s OTC Compliance Unit on behalf of the Company for the Company's common stock to resume being quoted on the OTC Bulletin Board.

         The Company's management believes that being listed on the OTC Bulletin Board provides a market for its current shareholders and enhances its ability to attract additional investors and market makers to the Company's stock which is beneficial overall to the Company's valuation and future business prospects.

         Trudy Corporation was founded in 1947 as a privately owned designer of plush toys and became a public company in 1987. Trudy currently holds licenses from Disney Licensed Publishing, an imprint of Disney Children's Book Group, LLC, the Smithsonian Institution, the African Wildlife Foundation, WGBH Educational Foundation and the American Veterinary Medical Association, among others, for children's books, audio books and plush toys. It has active distribution into the toy and book trade, the warehouse clubs, mass market retailers as well as schools and libraries.

         Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These forward-looking statements speak only to the date hereof; Trudy Corporation disclaims any intent or obligation to update these forward-looking statements. The announcement of the submission and acceptance of Form 211 should not be construed by any means as an indication of enhanced value to the Company's stock or an indication of the Company's future performance.

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